Exhibit 10.4

SIGA Technologies, Inc.

Restricted Stock Unit Grant Agreement (Directors)

THIS AGREEMENT, made as of the [●] day of June 2024, between SIGA Technologies, Inc. (the “Company”), and [NAME] (the “Participant”).

WHEREAS, the Company has adopted and maintains the SIGA Technologies, Inc. 2010 Stock Incentive Plan, as amended (the “Plan”), to establish a flexible vehicle through which the Company may offer equity-based compensation incentives to eligible service providers of the Company and its subsidiaries in order to attract, motivate, reward and retain such service providers and to further align the interests of such individuals with those of the stockholders of the Company;

WHEREAS, the Plan provides that the Compensation Committee (the “Committee”) of the Board of Directors (or the Board of Directors if it so elects) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Committee has approved a compensation program for the independent directors of the Board as subsequently adopted by the Board of Directors, which provides for, among other things, an annual grant of $150,000 of restricted stock units to each independent director of the Board, with vesting upon the next annual meeting of stockholders;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Participant has been granted [●], restricted stock units (the “Units”), of which: (i) at least [●], Units will be settled in Common Stock, and (ii) [●], Units are expected to be settled in cash but may be settled in Common Stock at the discretion of the Board of Directors. For those Units that are settled in Common Stock, each Unit shall entitle the Participant to receive, upon vesting of the Unit, one share of common stock of the Company, par value $0.0001 per share (“Common Stock”). For those Units that are settled in cash, each Unit shall entitle the Participant to receive, upon vesting of the Unit, cash consideration equivalent to the value of one share of Common Stock as of the Vesting Date.

2.    Grant Date. The Grant Date of the Units is [●], 2024.

3.    Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.    Vesting. The Units shall vest on the date of the next annual meeting of stockholders (“Vesting Date”); subject to the Participant’s continued service on the Board of Directors through the Vesting Date. Except as provided in Section 5 herein, if the Participant’s service on the Board of Directors terminates for any reason prior to the Vesting Date, then the unvested Units shall be forfeited.

5.    Change of Control Treatment.

(a)    In the event of a Change of Control, then the Units shall immediately vest upon the occurrence of the Change of Control.

(b)    For purposes of this Agreement, the term “Change of Control” shall be conclusively deemed to have occurred if any of the following shall have taken place: (i) the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than the Participant, the Participant’s designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), or a Permitted Holder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; (ii) stockholders of the Company approve a merger or consolidation of the Company with any other entity other than a Permitted Holder, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets other than to a Permitted Holder; provided, however, that the occurrence of an event described in (i), (ii) or (iii) above shall not constitute a Change of Control unless such event constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c)    For purposes of this Agreement, the term “Permitted Holder” shall mean MacAndrews & Forbes Holdings Inc., and its subsidiaries or affiliates.

6.    Restrictions on Transferability. The Participant shall not transfer the Units or any rights related thereto. Any attempt to transfer the Units or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such Units or such related rights.

7.    Payment of Cash.

(a)

On or within five (5) business days after the Vesting Date, the Company shall pay cash consideration to the Participant (or the Participant’s legal representative, beneficiary or heir) in respect of the Units vesting on such date that are to be settled in cash consideration.

(b)	The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Units.

8.    Issuance of Shares.

(a)         On or within five (5) business days after the Vesting Date, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) shares of Common Stock in respect of the Units vesting on such date that are to be settled in Common Stock.

(b)         The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Units, except to the extent a stock certificate is issued therefor pursuant to Section 8(a) hereof, and then only from the date such certificate is issued.

9.    Dividend Equivalent Rights. Any distributions or dividends that are declared with respect to the shares of Common Stock underlying the Units between the Grant Date and the applicable Vesting Date shall be paid to the Participant at the time that such shares of Common Stock are issued in settlement of vested Units (without any interest or other earnings credited with respect to such payment) and will not be paid to the Participant in the event that the shares of Units do not become so vested.

10.    Withholding Obligations. The Company shall, to the extent required by applicable law, have the right to deduct from any payment otherwise due to the Participant any tax, social security or similar obligations required by applicable law to be withheld with respect to the Units. The Participant otherwise acknowledges and agrees that it is the Participant’s sole responsibility, and not the Company’s, to satisfy any tax, social security and similar obligations relating to the grant, vesting or settlement of the Units pursuant to this Agreement, and that the Company has not made any warranties or representations to the Participant with respect thereto. The Participant is advised to consult with the Participant’s own tax advisor with respect to the tax consequences of this Agreement.

11.    Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”), of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued any shares of Common Stock unless and until the Company is advised by its counsel that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the Participant make such covenants, agreements and representations, and that any certificates bear such legends as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares of Common Stock indefinitely unless they are registered under such Act or an exemption from such registration is available.

12.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

13.    Compliance with Section 409A of the Code. The Units are intended to comply with Section 409A of the Code to the extent subject thereto and shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or this Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s termination of service with the Company or any of its affiliates will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If the Participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing, the Company nor any of its affiliates is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Units.

14.    Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of shares of Units subject to this Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its affiliates under any other agreement or arrangement between the Participant and the Company or any of its affiliates; provided that, any such set-off does not result in a penalty under Section 409A of the Code.

15.    Clawback. In accordance with Section 2.9(b) of the Plan, the Units shall be subject to the clawback policies adopted by the Company from time to time.

16.    Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the service of the Company or affect any right which the Company may have to terminate such service.

17.    Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

18.    Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

19.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

20.    Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors-in-interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

21.    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

22.    Captions. The caption headings of the sections of this Agreement are for convenience of reference only and are not intended to be, nor should they be construed as, a part of this Agreement and they shall be given no substantive effect.

23.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Participant any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Participant.

24.    No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

25.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

26.    Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Units shall be final and conclusive. The Participant hereby acknowledges that, in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

SIGA TECHNOLOGIES, INC.

Name:	Daniel J. Luckshire
Title:	Executive Vice President and Chief Financial Officer

Name: [NAME]